The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2022

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

February-----, 2022

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2022-USNCH[ ] to Product Supplement No. EA-02-09
dated May 11, 2021, Underlying Supplement No. 10 dated May 11, 2021 and
Prospectus Supplement and Prospectus each dated May 11, 2021

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.
Market Linked Securities— Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

■  Linked to the Dow Jones Industrial AverageTM (the “underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Your return on the securities will depend on the performance of the underlying.

■  Automatic Call. If the closing value of the underlying on any valuation date (including the final valuation date) is greater than or equal to the initial underlying value, the securities will be automatically called for redemption for an amount in cash equal to the stated principal amount plus the call premium applicable to that valuation date. The call premium applicable to each valuation date will be a percentage of the stated principal amount that increases for each valuation date based on a simple (non-compounding) return of at least 6.75% per annum (to be determined on the pricing date).

■  Potential Loss of Principal. If the securities are not automatically called for redemption prior to or at maturity, you will receive the stated principal amount at maturity if, and only if, the final underlying value is greater than or equal to the trigger value. If the final underlying value is less than the trigger value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities.

■  The trigger value is equal to 80% of the initial underlying value.

■  If the securities are not automatically called for redemption prior to or at maturity, you will have full downside exposure to the underlying from the initial underlying value if the final underlying value is less than the trigger value.

■  All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends.

■  The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8, “Risk Factors Relating to the Securities” beginning on page EA-7 of the accompanying product supplement and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$30.00	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$970.00	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $941.70 per security, which will be less than the public offering price. The estimated value of the securities is based on Citigroup Global Market Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 3.00% ($30.00) for each security it sells. Wells Fargo will pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 1.75% ($17.50) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities. See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

Terms of the Securities
Underlying:	The Dow Jones Industrial AverageTM
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	February 9, 2022*
Issue Date:	February 14, 2022*
Valuation Dates:	February 14, 2023, February 14, 2024 and February 7, 2025 (the “final valuation date”), each subject to postponement if such date is not a trading day or certain market disruption events occur.* See “Additional Terms of the Securities.”
Maturity Date:	February 14, 2025. If the final valuation date is postponed, the stated maturity date will be the later of (i) February 14, 2025 and (ii) three business days after the final valuation date as postponed.* See “Additional Terms of the Securities.”
Automatic Call:

If the closing value of the underlying on any valuation date (including the final valuation date) is greater than or equal to the initial underlying value, the securities will be automatically called for redemption on the related call settlement date for an amount in cash per security equal to $1,000 plus the call premium applicable to that valuation date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the underlying on the applicable valuation date significantly exceeds the initial underlying value. You will not participate in any appreciation of the underlying beyond the applicable call premium.

If the securities are automatically called for redemption, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Settlement Date:	For any valuation date, the fifth business day after such valuation date, except that the call settlement date for the final valuation date shall be the maturity date.
Call Premium:

The call premium applicable to each valuation date will be determined on the pricing date and will be at least the values indicated below.

Valuation Date Call Premium

• February 14, 2023: 6.75% of the stated principal amount

• February 14, 2024: 13.50% of the stated principal amount

• February 7, 2025: 20.25% of the stated principal amount

Payment at Maturity:

If the securities are not automatically called for redemption prior to or at maturity, you will receive a payment at maturity for each $1,000 stated principal amount security you then hold determined as follows:

• If the final underlying value is less than the initial underlying value but greater than or equal to the trigger value: $1,000; or

• If the final underlying value is less than the trigger value: $1,000 minus:

$1,000 ×	initial underlying value – final underlying value initial underlying value
If the securities are not automatically called for redemption prior to or at maturity and the final underlying value is less than the trigger value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
Trigger Value:	, 80% of the initial underlying value
Initial Underlying Value:	The closing value of the underlying on the pricing date

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Final Underlying Value:	The closing value of the underlying on the final valuation date
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17330A4N9 / US17330A4N93
* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the valuation dates and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of the underlying will be determined and other specified events with respect to the underlying. The accompanying underlying supplement contains information about the underlying that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Market Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-02-09 dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000095010321007038/dp150744_424b2-par0209.htm

•	Underlying Supplement No. 10 dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000095010321007028/dp150879_424b2-us10.htm

•	Prospectus Supplement and Prospectus, each dated May 11, 2021:

https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Investor Considerations

We have designed the securities for investors who:

•	seek the potential for a fixed return if the underlying has appreciated at all as of any valuation date in lieu of full participation in any potential appreciation of the underlying;

•	understand that if the closing value of the underlying is less than the initial underlying value on each valuation date, they will not receive any positive return on their investment in the securities, and that if the final underlying value is less than the trigger value, they will be fully exposed to the decline in the underlying from the initial underlying value and will receive significantly less than the stated principal amount at maturity;

•	understand that the term of the securities may be limited by the automatic call feature of the securities and that they will not receive a higher call premium payable with respect to a later valuation date if the securities are automatically called for redemption on an earlier valuation date;

•	are willing to forgo interest payments on the securities and dividends on securities included in the underlying; and

•	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek a security with a fixed term;

•	are unwilling to accept the risk that, if the closing value of the underlying is less than the initial underlying value on each valuation date, they will not receive any positive return on their investment in the securities;

•	are unwilling to accept the risk that, if the securities are not automatically called for redemption prior to or at maturity and the final underlying value is less than the trigger value, they will receive significantly less than the stated principal amount at maturity;

•	seek exposure to the upside performance of the underlying beyond the applicable call premiums;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the public offering price and that may be as low as the amount set forth on the cover page;

•	seek exposure to the underlying but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Determining Timing and Amount of Payment on the Securities

The table below illustrates how the amount payable per security will be calculated if the closing value of the underlying on any valuation date (including the final valuation date) is greater than or equal to the initial underlying value. The table and diagram below assume that the call premium will be set at the lowest value indicated under “Terms of the Securities” above. The actual call premium applicable to each valuation date will be determined on the pricing date.

If the first valuation date on which the closing value of the underlying is greater than or equal to the initial underlying value is . . .	. . . then you will receive the following payment per $1,000 security upon automatic redemption:
February 14, 2023	$1,000 + applicable call premium = $1,000 + $67.50 = $1,067.50
February 14, 2024	$1,000 + applicable call premium = $1,000 + $135.00 = $1,135.00
February 7, 2025 (the final valuation date)	$1,000 + applicable call premium = $1,000 + $202.50 = $1,202.50

If the closing value of the underlying on any valuation date is less than the initial underlying value, you will not receive the call premium indicated above following that valuation date. In order to receive the call premium indicated above, the closing value of the underlying on the applicable valuation date must be greater than or equal to the initial underlying value.

Your payment at maturity (if the securities are not automatically called for redemption prior to or at maturity) will depend on the actual final underlying value. See “Hypothetical Payment at Maturity on the Securities” below for further information on how the payment at maturity will be calculated if the securities are not automatically called for redemption prior to or at maturity.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Or All Of Your Investment.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically called for redemption prior to or at maturity, your payment at maturity will depend on the final underlying value. If the final underlying value is less than the trigger value, you will lose 1% of the stated principal amount of the securities for every 1% by which the underlying has declined from the initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

Your Potential Return On The Securities Is Limited.

Your potential return on the securities is limited to the applicable call premium payable upon automatic call. If the closing value of the underlying on one of the valuation dates is greater than or equal to the initial underlying value, you will be repaid the stated principal amount of your securities and will receive the fixed call premium applicable to that valuation date, regardless of how significantly the closing value of the underlying on that valuation date may exceed the initial underlying value. Accordingly, any call premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the underlying.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the securities will not be automatically called for redemption and the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of the underlying is an important factor affecting these risks. Greater expected volatility of the underlying as of the pricing date may result in a higher call premium, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of the underlying on one or more valuation dates will be less than the initial underlying value, such that you will not receive any call premium and (ii) the securities will not be automatically called for redemption and the final underlying value will be less than the trigger value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities May Be Automatically Called For Redemption Prior To Maturity, Limiting The Term Of The Securities.

If the closing value of the underlying on any valuation date is greater than or equal to the initial underlying value, the securities will be automatically called for redemption. If the securities are automatically called for redemption following any valuation date, they will cease to be outstanding and you will not receive the call premium applicable to any later valuation date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

The Securities Offer Downside Exposure To The Underlying, But No Upside Exposure To The Underlying.

You will not participate in any appreciation in the value of the underlying over the term of the securities. Consequently, your return on the securities will be limited to the applicable call premium payable upon an automatic call and may be significantly less than the return on the underlying over the term of the securities.

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Securities Included In The Underlying.

You will not receive any dividends with respect to the securities included in the underlying. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the securities included in the underlying.

The Performance Of The Securities Will Depend On The Closing Values Of The Underlying Solely On The Valuation Dates, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlying On Or Near The Valuation Dates.

Whether the securities will be automatically called for redemption will depend on the closing values of the underlying solely on the valuation dates, regardless of the closing value of the underlying on other days during the term of the securities. If the securities are not automatically called for redemption, what you receive at maturity will depend solely on the final underlying value, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlying on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlying. You should understand that the closing value of the underlying has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying, the dividend yields on the securities included in the underlying and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing value of the underlying, the volatility of the closing value of the underlying, dividend yields on the underlying, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlying may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

Our Offering Of The Securities Is Not A Recommendation Of The Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlying is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlying or in instruments related to the underlying, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlying in a way that negatively affects the value of and your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

The Closing Value Of The Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlying or in financial instruments related to the underlying and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates may also take positions in the underlying or in financial instruments related to the underlying on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlying in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlying in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to the underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risks Relating to the Securities—Risks Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

Changes That Affect The Underlying May Affect The Value Of Your Securities.

The sponsor of the underlying may at any time make methodological changes or other changes in the manner in which it operates that could affect the value of the underlying. We are not affiliated with the underlying sponsor and, accordingly, we have no control over any changes such sponsor may make. Such changes could adversely affect the performance of the underlying and the value of and your return on the securities.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Valuation Date is Postponed.

A valuation date (including the final valuation date) will be postponed if the applicable originally scheduled valuation date is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that valuation date. If such a postponement occurs with respect to a valuation date other than the final valuation date, then the related call settlement date will be postponed. If such a postponement occurs with respect to the final valuation date, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final valuation date as postponed.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Hypothetical Returns

If the securities are automatically called for redemption:

If the securities are automatically called for redemption prior to or at maturity, you will receive the stated principal amount of your securities plus the call premium applicable to the related valuation date. In the event the securities are automatically called for redemption following a valuation date, your total return on the securities will equal the applicable call premium received with respect to that valuation date.

If the securities are not automatically called for redemption:

If the securities are not automatically called for redemption, the table below is based on a range of hypothetical underlying returns and illustrates:

•	the hypothetical percentage change from the initial underlying value to the final underlying value (which we refer to as the “underlying return”);

•	the hypothetical payment at maturity per security; and

•	the hypothetical total pre-tax rate of return.

The table below is based on a hypothetical initial underlying value of 100 and does not reflect the actual initial underlying value.

Hypothetical final underlying value	Hypothetical underlying return	Hypothetical payment at maturity per security	Hypothetical total pre-tax rate of return
99.99	-0.01%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
79.99	-20.01%	$799.90	-20.01%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Hypothetical Payment Upon an Automatic Call

The examples below illustrate how to determine the amount payable if the securities are automatically called for redemption on a valuation date (including the final valuation date), assuming the various hypothetical closing values indicated below. The securities will be automatically called for redemption on a valuation date if the closing value of the underlying on that valuation date is greater than or equal to the initial underlying value. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of whether the securities will be automatically called for redemption. Whether the securities will be automatically called for redemption will depend on the actual closing value of the underlying on each of the valuation dates. The examples below assume that the call premium will be set at the lowest value indicated under “Terms of the Securities” above. The actual call premium applicable to each valuation date will be determined on the pricing date.

Example 1: On the first valuation date, the closing value of the underlying is greater than the initial underlying value and the securities are automatically called for redemption.

Dow Jones Industrial AverageTM
Hypothetical initial underlying value	100.00
Hypothetical closing value on first valuation date	125.00

In this example, because the closing value of the underlying on the first valuation date is greater than the initial underlying value, the securities would be automatically called for redemption on the related call settlement date and you would receive an amount in cash equal to the stated principal amount of your securities plus the call premium applicable to the first valuation date. Even though the underlying appreciated by 25.00% from the initial underlying value to its closing value on the first valuation date, your return would be limited to the call premium of 6.75% that is applicable to such date.

On the call settlement date, you would receive a total payment of $1,067.50 per security.

Example 2: The securities are not automatically redeemed prior to the final valuation date. On the final valuation date, the closing value of the underlying is greater than the initial underlying value and the securities are automatically called for redemption.

Dow Jones Industrial AverageTM
Hypothetical initial underlying value	100.00
Hypothetical closing value on valuation dates prior to final valuation date	Various (all less than initial underlying value)
Hypothetical closing value on final valuation date	105.00

Since the closing value of the underlying on each valuation date prior to the final valuation date is less than the initial underlying value, the securities are not automatically redeemed prior to the final valuation date. In this example, because the closing value of the underlying on the final valuation date is greater than the initial underlying value, the securities would be automatically called for redemption on the related call settlement date and you would receive an amount in cash equal to the stated principal amount of your securities plus the call premium applicable to the final valuation date.

On the call settlement date (which is the maturity date), you would receive a total payment of $1,202.50 per security.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Hypothetical Payment at Maturity on the Securities

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final underlying values indicated below and that the securities are not automatically called for redemption prior to or at maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity (if the securities are not automatically called for redemption) will depend on the actual final underlying value.

The examples below are based on a hypothetical initial underlying value of 100, rather than the actual initial underlying value. For the actual initial underlying value, see “Terms of the Securities” above. We have used this hypothetical value, rather than the actual value, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, and not the hypothetical value indicated below.

The examples below are intended to illustrate how, if the securities are not automatically called for redemption prior to or at maturity, your payment at maturity will depend on the final underlying value. Your actual payment at maturity per security will depend on the actual final underlying value.

Example 1—Par Scenario. The hypothetical final underlying value is 95 (a 5% decrease from the initial underlying value), which is less than the initial underlying value but greater than the trigger value.

Payment at maturity per security = $1,000

Because the hypothetical final underlying value is less than the initial underlying value but greater than the trigger value, you would be repaid the stated principal amount of your securities at maturity but would not receive any call premium.

Example 2—Downside Scenario. The hypothetical final underlying value is 50 (a 50% decrease from the initial underlying value), which is less than the trigger value.

Payment at maturity per security = $1,000 - ($1,000 × initial underlying value – final underlying value )

initial underlying value

= $1,000 - ($1,000 × 100 – 50)

      100

= $1,000 - ($1,000 × 50%)

= $1,000 - $500

= $500

Because the hypothetical final underlying value is less than the trigger value, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the underlying from the initial underlying value to the final underlying value.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Additional Terms of the Securities

The following provisions supersede the provisions in the product supplement to the extent that they are inconsistent from those provisions.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the underlying are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the underlying means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the underlying.

Postponement of a Valuation Date

If a scheduled valuation date is not a trading day with respect to the underlying, such valuation date will be postponed to the next succeeding day that is a trading day with respect to the underlying. A valuation date for the underlying is also subject to postponement due to the occurrence of a market disruption event with respect to the underlying on such valuation date. See “—Market Disruption Events.”

Market Disruption Events

A “market disruption event” with respect to the underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the underlying or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the underlying or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the underlying or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the underlying or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the underlying or any successor index are traded or any related futures or options exchange with respect to the underlying or any successor index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the underlying or successor index or any related futures or options exchange with respect to the underlying or successor index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the underlying:

(1)	the relevant percentage contribution of a security to the level of the underlying or any successor index will be based on a comparison of (x) the portion of the level of the underlying attributable to that security and (y) the overall level of the underlying or successor index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the underlying or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the underlying or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the underlying or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the underlying or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the underlying or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the underlying or any successor index on which each relevant stock exchange for the securities underlying the underlying or any successor index and each related futures or options exchange with respect to the underlying or any successor index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to the underlying on any valuation date, then such valuation date will be postponed to the first succeeding trading day for the underlying on which a market disruption event for the underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for the underlying after the originally scheduled valuation date, that eighth trading day shall be deemed to be the valuation date. If a valuation date has been postponed eight trading days for the underlying after the originally scheduled valuation date and a market disruption event occurs or is continuing with respect to the underlying on such eighth trading day, the calculation agent will determine the closing value of the underlying on such eighth trading day in accordance with the formula for and method of calculating the closing value of the underlying last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the underlying. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
The Dow Jones Industrial AverageTM

The Dow Jones Industrial AverageTM is a price-weighted index rather than a market capitalization-weighted index. The Dow Jones Industrial AverageTM consists of 30 common stocks chosen as representative of the broad market of U.S. industry. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The Dow Jones Industrial AverageTM” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Dow Jones Industrial AverageTM from publicly available information and have not independently verified any information regarding the Dow Jones Industrial AverageTM. This pricing supplement relates only to the securities and not to the Dow Jones Industrial AverageTM. We make no representation as to the performance of the Dow Jones Industrial AverageTM over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Dow Jones Industrial AverageTM is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Dow Jones Industrial AverageTM on January 26, 2022 was 34,168.09.

The graph below shows the closing value of the Dow Jones Industrial AverageTM for each day such value was available from January 3, 2017 to January 26, 2022. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 3.00% ($30.00) for each security it sells. Wells Fargo will pay selected dealers, which may include WFA, a fixed selling commission of 1.75% ($17.50) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

The public offering price of the securities includes the underwriting discount and commission described on the cover page of this pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties, which may include our affiliates or affiliates of Wells Fargo. Our cost of hedging will include the projected profit that such counterparties, which may include our affiliates and affiliates of Wells Fargo, expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the control of any counterparty, which may include our affiliates and affiliates of Wells Fargo, such hedging may result in a profit that is more or less than expected, or could result in a loss.

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus may be used by Wells Fargo or an affiliate of Wells Fargo in connection with offers and sales related to market-making or other transactions in the securities. Wells Fargo or an affiliate of Wells Fargo may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No action has been or will be taken by Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement, the accompanying product supplement, underlying supplement or prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them.

For the following jurisdictions, please note specifically:

Prohibition of Sales to European Economic Area Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

Prohibition of Sales to United Kingdom Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA") and the regulations made under the EUWA; or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately three months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, Wells Fargo is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

© 2022 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025
Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. The terminology used in the material included in this Appendix may differ from the terms used in this pricing supplement. The material included in this Appendix does not constitute terms of the securities. It is a general description of securities that share some features similar to the securities offered by this pricing supplement, but it does not relate specifically to the securities offered by this pricing supplement, and you should rely only on this pricing supplement (excluding the Appendix) and the accompanying product supplement, prospectus supplement and prospectus for a description of the specific terms of the securities offered by this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageTM due February 14, 2025

Market Linked Securities

Auto-Callable with Contingent
Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES ─ AUTO-CALLABLE WITH CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities ─ Auto-Callable with Contingent Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities ─ Auto-Callable with Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities offer the potential for a positive return in the form of a fixed call premium upon automatic call, which will be triggered if the closing level of the underlying is greater than or equal to its starting level on any specified call date. These Market Linked Securities also offer contingent protection against a moderate decline of the underlying that is applicable if, and only if, the underlying has not declined below a specified threshold level as of the final call date. However, if these Market Linked Securities are not automatically called and the underlying has declined below the threshold level as of the final call date, the contingent downside protection no longer applies and you will be fully exposed to the decline of the underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek the potential for a fixed return if the underlying is flat or appreciates at all, and a contingent measure of market risk reduction that is applicable if the underlying declines but not below the threshold level. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the fixed call premium. You must also be willing to accept the possibility of a shorter maturity upon automatic call and full downside exposure to the decline of the underlying if the underlying declines below the threshold level. The potential to receive a call premium upon automatic call applies only on the applicable call settlement date, and the contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

A-2 | Market Linked Securities ─ Auto-Callable with Contingent Downside

The charts in this section do not reflect forgone
dividend payments.

Direct investment payoff
For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities ─ Auto-Callable with Contingent Downside payoff

These Market Linked Securities offer a return that is linked to the performance of an underlying but that differs from the return that would be achieved on a direct investment in the underlying. If the closing level of the underlying is greater than or equal to its starting level on any one of the specified call dates, these Market Linked Securities will be automatically called and you would receive the original offering price of these Market Linked Securities plus a fixed call premium. If these Market Linked Securities are not automatically called on one of the call dates, the payment at maturity will be based on the performance of the underlying, as measured from its starting level to its closing level on the final call date (the ending level). Under these circumstances, if the underlying has declined below a specified threshold level, you will lose a substantial portion, and possibly all, of your investment.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Call Dates: 1 year, 1.5 years and 2 years. If the closing level of the underlying on any of the three call dates (occurring approximately 1 year, 1.5 years and 2 years after issuance) is greater than or equal to the starting level, these Market Linked Securities will be automatically called, and on the related call settlement date (typically 3 to 5 business days after the call date) you will receive a cash payment equal to the original offering price plus the call premium applicable to that call date. If these Market Linked Securities are automatically called on one of the call dates prior to maturity, the term of these Market Linked Securities will be limited (to as little as one year in the case of the first call date in this hypothetical example) and you might not be able to reinvest your funds in an investment with a similar return profile.

A-3 | Market Linked Securities ─ Auto-Callable with Contingent Downside

•	Call Premium: 7% per year. If these Market Linked Securities are automatically called on a call date, you will receive a payment on the applicable call settlement date equal to the $1,000 original offering price per Market Linked Security plus the applicable call premium, as set forth below:

Call Date	Call Premium	Payment per $1,000 Market Linked Security
1st call date (at 1 year)	7.00% of the original offering price	$1,070.00
2nd call date (at 1.5 years)	10.50% of the original offering price	$1,105.00
3rd call date (at 2 years)	14.00% of the original offering price	$1,140.00

Any return on these Market Linked Securities will be limited to the applicable call premium, even if the closing level of the underlying greatly exceeds the starting level on the applicable call date. You will not participate in any appreciation of the underlying beyond the fixed call premium. If the issuer defaults on its payment obligations, you could lose your entire investment.

•	Contingent Protection: 30%. If these Market Linked Securities are not automatically called, the contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the underlying declines by 30% or less from the starting level to the ending level — in other words, if the ending level is greater than or equal to a threshold level that is equal to 70% of the starting level. However, if these Market Linked Securities are not automatically called and the underlying declines by more than 30%, so that the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the underlying from the starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the underlying declines by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities — Auto- Callable with Contingent Downside described above for a range of percentage changes in the closing level of the underlying from the starting level to the closing level on the applicable call date.

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Determining payment upon automatic call or at maturity

The diagram below illustrates how to determine whether these Market Linked Securities are automatically called on a call date and, if these Market Linked Securities are not automatically called, how to determine the payment at maturity. The diagram below assumes three call dates. The ending level is the closing level of the underlying on the third call date.

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Hypothetical Examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities assuming the following terms:

Term:	2 years, unless earlier automatically called
Contingent Protection:	30%
Original Offering Price:	$1,000 per Market Linked Security
Call Date / Call Premium:	Call Date	Call Premium
	1st call date (at 1 year)	7.00% of the original offering price
	2nd call date (at 1.5 years)	10.50% of the original offering price
	3rd call date (at 2 years)	14.00% of the original offering price
Starting Level:	1,000
Threshold Level:	700, which is equal to 70% of the starting level

The first hypothetical example below illustrates a scenario in which these Market Linked Securities are automatically called on a call date for the original offering price plus the call premium applicable to that call date. The second and third hypothetical examples below illustrate scenarios in which the Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the underlying from the starting level to the ending level.

Example 1:

Closing Level on 1st Call Date: 1,200

Because the closing level of the underlying on the 1st call date is greater than or equal to the starting level, these Market Linked Securities would be automatically called on the 1st call date and, on the related call settlement date, you would receive the original offering price of $1,000 per Market Linked Security plus a call premium of 7.00% of the original offering price. In this example, the total payment upon automatic call would be $1,070 per Market Linked Security.

Even though the underlying appreciated by 20% from its starting level to its closing level on the 1st call date in this example, your return is limited to the call premium of 7.00% that is applicable to the 1st call date.

Example 2:

Closing Level on 1st Call Date: 980

Closing Level on 2nd Call Date: 950

Closing Level on 3rd Call Date: 900 (ending level)

Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. However, because the ending level is greater than the threshold level (i.e., it has not declined from the starting level by more than the 30% contingent protection), you would be repaid the original offering price of $1,000 per Market Linked Security at maturity.

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Example 3:

Closing Level on 1st Call Date: 850

Closing Level on 2nd Call Date: 700

Closing Level on 3rd Call Date: 500 (ending level)

Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. Furthermore, because the ending level is less than the threshold level (i.e., it has declined from the starting level by more than the 30% contingent protection), you would incur a loss on your investment equal to the full decline of the underlying from the starting level to the ending level.

Your payment at maturity in this example would be calculated as follows:

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Estimated value of Market Linked Securities — Auto-Callable with Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-7 | Market Linked Securities ─ Auto-Callable with Contingent Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings) and any return in excess of the applicable call premium.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Gain or increase exposure to different asset classes and who believe that the closing level of the underlying will be greater than or equal to the starting level on one of the call dates

•	Receive a fixed return if the underlying is flat or appreciates at all and contingent protection against a moderate decline in the underlying in lieu of participation in any potential market appreciation beyond a fixed call premium

•	Supplement their existing investments with the return profile provided by these Market Linked Securities

•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the underlying in a moderately declining or a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, or possibly all, of your initial investment as a result of a percentage decline of the underlying that exceeds the amount of contingent protection?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Does contingent protection against moderate market declines take precedence for you over participation in any appreciation of the underlying beyond the fixed call premium and dividend payments?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-8 | Market Linked Securities ─ Auto-Callable with Contingent Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called, and the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Limited upside. The potential return on these Market Linked Securities is limited to the applicable call premium, regardless of the performance of the underlying. The underlying may appreciate by significantly more than the percentage represented by the applicable call premium from the starting level to the closing level on the applicable call date, in which case an investment in these Market Linked Securities will underperform a hypothetical alternative investment providing a one-to-one return based on the performance of the underlying. Furthermore, if these Market Linked Securities are automatically called on an earlier call date, you will receive a lower call premium than if these Market Linked Securities were automatically called on a later call date.

•	Reinvestment risk. If these Market Linked Securities are automatically called prior to the final call date, the term of these Market Linked Securities will be less than the full term to maturity. There is no guarantee that you would be able to reinvest the proceeds from an investment in these Market Linked Securities at a comparable return for a similar level of risk in the event these Market Linked Securities are automatically called prior to maturity.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the call premium applicable to the next call date.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

A-9 | Market Linked Securities ─ Auto-Callable with Contingent Downside

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A-10 | Market Linked Securities ─ Auto-Callable with Contingent Downside

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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